EXHIBIT 99.1.
Press release of Flushing Financial Corporation, dated August 17, 2004

CONTACT:

David Fry	Van Negris / Lexi Terrero
Senior Vice President and	Van Negris & Company, Inc.
Chief Financial Officer	(212) 626-6730
Flushing Financial Corporation
(718) 961-5400

FOR IMMEDIATE RELEASE

Flushing Financial Corporation Declares Quarterly Dividend
And Announces Twelfth Stock Repurchase Program

FLUSHING, NY - August 17, 2004 - Flushing Financial Corporation (Nasdaq: FFIC), the parent holding company for Flushing Savings Bank, FSB, today announced that the Board of Directors declared a quarterly cash dividend on its common stock of $0.09 per share and approved the Company's Twelfth Stock Repurchase Program. The $0.09 cash dividend is payable on September 30, 2004 to shareholders of record as of the close of business on September 10, 2004. Under the Twelfth Stock Repurchase Program the Company intends to repurchase 1,000,000 shares of its outstanding capital stock, or approximately 5 percent of Flushing Financial Corporation shares outstanding. Stock repurchases under this program will be made from time to time, on the open market or in privately negotiated transactions, at the discretion of the management of the Company.

Michael J. Hegarty, Flushing Financial's President and Chief Executive Officer, stated: "Our continued strong capital position, as well as our confidence in the opportunities for future growth, underlie the Company's decision to declare quarterly cash dividend payouts to shareholders. As part of our continuing efforts to enhance the total return to all our shareholders, the Board will continue to review future dividend payouts on a quarterly basis.

"We are pleased to continue our stock repurchase program. We believe that Flushing Financial's shares are a good value in today's marketplace and that the repurchase of our shares represents an attractive investment opportunity that will benefit the Company and our shareholders. While the timing and amount of future share repurchases will depend on market conditions and the attractiveness of alternative capital investments, this action confirms a continuing commitment to utilize share repurchases as one approach for enhancing shareholder value."

On December 18, 2002, the Company announced its intention to repurchase up to 945,000 shares of the Company's outstanding common stock in its Eleventh Stock Repurchase Program, which has been substantially completed.

Since its First Stock Repurchase Program, which began in June, 1996, the Company has repurchased approximately 46 percent of the common shares issued in connection with the Company's initial public offering at a cost of $106.0 million.

Flushing Financial Corporation
August 17, 2004
Page Two

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company's Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "forecasts", "potential" or "continue" or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Flushing Financial Corporation is the holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the Federal Deposit Insurance Corporation ("FDIC"). The Bank conducts its business through eleven banking offices located in Queens, Brooklyn, Manhattan, Bronx and Nassau County.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company's web site at http://www.flushingsavings.com.

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